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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Medex Holdings Corporation of our report dated March 10, 2003 relating to the financial statements of Jelco Protectiv I.V. Catheter Business of Ethicon Endo-Surgery, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
August 12, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS